SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 16, 2004

Charter Communications, Inc.
(Exact name of registrant as specified in its charter)

Delaware
(State or Other Jurisdiction of Incorporation or Organization)

000-27927	43-1857213
(Commission File Number)	(I.R.S. Employer Identification Number)

12405 Powerscourt Drive
St. Louis, Missouri   63131
(Address of principal executive offices including zip code)

(314) 965-0555
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On September 16, 2004, Charter Communications, Inc. ("Charter" or the "Company") entered into an agreement (the "Agreement") with Margaret A. "Maggie" Bellville governing the terms and conditions of her resignation as an officer and employee of the Company. Under the terms of the Agreement, Ms. Bellville will have the right to receive 65 weeks of base pay based on an annual base of $625,000, plus usual compensation for all accrued vacation and other leave time. Any stock options granted to Ms. Bellville will continue to vest during the salary continuation period. Ms. Bellville will have 60 days after the expiration of the salary continuation period to exercise any outstanding vested options at the applicable exercise prices established at each grant date. Ms. Bellville is entitled to receive relocation benefits under the Company's current relocation policy with respect to a move to a specified geographic area and will be provided outplacement assistance for 6 months following the date of her separation from the Company. Her resignation is effective September 30, 2004. The Agreement provides that the previously existing Employment Agreement will be terminated on a prospective basis following her resignation, except for certain ongoing obligations on Ms. Bellville's part concerning confidentiality, non-solicitation and non-disparagement. The contractual restriction on her ability to solicit current Charter employees does not apply to persons who, at the time of solicitation, have not worked for Charter in the prior 6 months and are not receiving severance from Charter. In addition, the non-competition provisions of her Employment Agreement are waived. Under the Agreement, Ms. Bellville waived a right to any bonus or incentive plan and released the Company from any claims arising out of or based upon any facts occurring prior to the date of the Agreement, but the Company will continue to provide Ms. Bellville certain indemnification rights for that period. The effectiveness of the Agreement is subject to Ms. Belleville's right to revoke her acceptance within 7 days from the date she signed the Agreement.

ITEM 1.02 TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT.

The Employment Agreement between Charter and Ms. Bellville was terminated on September 16, 2004. The principal terms of the Employment Agreement have been described in previous SEC filings by the Company and its subsidiaries. A copy of the agreement was filed as Exhibit 10.1 to the quarterly report on Form 10-Q filed by Charter on November 3, 2003 (File No. 000-27927). This termination is subject to revocation by Ms. Bellville for a period of seven days from the signing of the agreement described in item 1.01 above.

ITEM 5.02 APPOINTMENT OF PRINCIPAL OFFICERS.

Charter today announced the resignation of Ms. Bellville, Principal Operating Officer, effective September 30, 2004. A copy of the press release is being filed with this report as Exhibit 99.1.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

Exhibit Number	Description
99.1	Press release dated September 17, 2004. *

* filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Charter Communications, Inc. has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

CHARTER COMMUNICATIONS, INC.,
Registrant

Dated: September 17, 2004

By: /s/ Paul E. Martin
Name: Paul E. Martin
Title: Interim Co-Chief Financial Officer,
Senior Vice President and Controller
(Co-Principal Financial Officer and Principal Accounting Officer)